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                                                                    EXHIBIT 99.4

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

MAY 13, 1997

PRODUCTION OPERATORS CORP.

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of Camco International Inc. ("Camco"), relating to the proposed merger of Plane Acquisition Corp., a wholly owned subsidiary of Camco, with and into Production Operators Corp., of our opinion letter in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            MORGAN STANLEY & CO.
                                            INCORPORATED